UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2015

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, the Board of Directors (the “Board”) of Adams Resources & Energy, Inc. (the “Company”) approved the Indemnification Agreement for each of directors Michelle A. Earley, and Murray E. Brasseux as well as Company officers Richard B. Abshire and Sharon C. Davis.  The form of Indemnification Agreement for our executive officers and directors is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On May 14, 2015, the Board appointed Mr. Brasseux to the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  The Board also appointed Ms. Earley to the Nominating and Corporate Governance Committee. There were no other changes to the committee assignments.

On May 14, 2015, the Compensation Committee of the Board  determined and approved an annual salary of $275,000 be paid to Richard B. Abshire, in his capacity as Executive Vice President and Chief Financial Officer of the Company effective May 14, 2015.  Mr. Abshire is also eligible for periodic cash bonuses determined solely at the discretion of the Compensation Committee of the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2015, the Company held its Annual Meeting of Shareholders for the purpose of electing seven directors and voting on an advisory resolution on executive compensation.  The voting was as follows:

1.	To elect seven directors to serve for the next year and until their successors are elected and qualified.

	Number of Shares
	For	Withheld	Broker Non-Votes
Thomas S. Smith	3,651,164	21,463	-
Frank T. Webster	3,642,595	30,032	-
E. C. Reinauer, Jr.	3,636,714	35,913	-
Townes G. Pressler	3,469,162	203,465	-
Larry E. Bell	3,514,601	158,026	-
Michelle A. Earley	3,638,431	34,196	-
Murray E. Brasseux	3,658,378	14,249	-

2.           To consider and act upon an Advisory Resolution on Executive Compensation.

Number of Shares

For	Against	Abstain	Broker Non-Votes
3,634,170	27,826	10,631	-

Item 9.01 Financial Statements and Exhibits

10.1	Form of Indemnification Agreement for directors and executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: May 14, 2015	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer